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                      [Letterhead of Arthur Andersen LLP]

                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation in this Registration Statement of our report dated March 10, 1997 on the consolidated financial statements of Packard BioScience Company and subsidiaries as of December 31, 1995 and 1996 and for the three years in the period ended December 31, 1996 and to all references to our firm included in this Registration Statement.

                                          Arthur Andersen LLP

Hartford, Connecticut
March 21, 1997